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                                                                     EXHIBIT 5.1

                          FULBRIGHT & JAWORSKI L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                666 FIFTH AVENUE                  HOUSTON
                         NEW YORK, NEW YORK 10103-3198        WASHINGTON, D.C
                                                                    AUSTIN
                                                                SAN ANTONIO
TELEPHONE: 212/318-3000                                            DALLAS
FASCIMILE: 212/752-5958                                           NEW YORK
                                                                 LOS ANGELES
                                                                 MINNEAPOLIS
                                                                    LONDON
                                                                   HONG KONG

                                 June 21, 2000

Regeneration Technologies, Inc.
One Innovation Drive
Alachua, Florida 32615

Ladies and Gentlemen:

     In connection with Amendment No. 3 to the Registration Statement on Form S-1 (the "Registration Statement") filed by Regeneration Technologies, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the public offering by the Company of up to 4,655,000 shares (the "Shares") of its Common Stock ("Common Stock"), par value $.001 per share (including up to 855,000 shares of Common Stock which will be purchased by the underwriters if the underwriters exercise the option granted to them to cover over-allotments), we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

     We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we advise you that, in our opinion, the Shares will be duly and validly authorized and, when issued and sold in the manner contemplated by the Underwriting Agreement, a form of which will be filed as an exhibit to the Registration Statement (the "Underwriting Agreement"), and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to


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June 21, 2000
Page 2

be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,


                                        /s/ Fulbright & Jaworski L.L.P.